As filed with the Securities and Exchange Commission on March 10, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-0786101
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5415 E. High St., Suite 350
Phoenix, Arizona	85054
(Address of Principal Executive Offices)	(Zip Code)

Inventure Foods, Inc. 2015 Equity Incentive Plan

(Full title of the plan)

Terry McDaniel, Chief Executive Officer

Inventure Foods, Inc.

5415 E. High St., Suite 350

Phoenix, Arizona  85054

(623) 932-6200

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Gregory R. Hall, Esq.

DLA Piper LLP (US)

2525 East Camelback Road, Suite 1000

Phoenix, Arizona  85016

(480) 606-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common stock, $0.01 par value	1,400,560	$6.29	$8,809,522.40	$887.12

(1)  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is deemed to cover an indeterminate number of additional shares to be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)  Pursuant to Rule 457(c) and (h) under the Securities Act, the registration fee is computed based on the average of the high ($6.51) and low ($6.07) prices of the Registrant’s common stock, par value $0.01 per share, reported on The Nasdaq Global Select Market on March 3, 2016.

Explanatory Note

The stockholders of Inventure Foods, Inc. (the “Registrant”) approved the Registrant’s 2015 Equity Incentive Plan (the “2015 Plan”) on May 20, 2015 (the “Effective Date”). The Registrant has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register shares of its common stock, par value $0.01 per share (“Common Stock”), issuable pursuant to the 2015 Plan. As of the Effective Date, a total of 1,400,560 shares became available for delivery under the 2015 Plan, including (i) 350,000 newly authorized shares and (ii) 1,050,560 shares previously registered on Form S-8 pursuant to Registration Statements Nos. 333-127144, 333-137778, 333-151618, 333-159833 and 333-174394 that were available for issuance under the Registrant’s Amended and Restated 2005 Equity Incentive Plan (as amended, the “Prior Plan”).

In addition, in accordance with the 2015 Plan, up to 250,000 additional shares of Common Stock that are subject to any option or other award outstanding under the Prior Plan that expire or are forfeited for any reason on or after the Effective Date are available for issuance under the 2015 Plan. Such shares may be registered for issuance under the 2015 Plan pursuant to subsequent registration statements.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2, have been or will be delivered to participants in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act.  In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents that have been filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)                                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 26, 2015, as filed with the SEC on March 10, 2016, which contains audited financial statements for the most recent fiscal year for which the statements have been filed.

(b)                                 The Registrant’s Current Reports on Form 8-K, as filed with the SEC on February 26, 2016 and March 3, 2016, in each case only to the extent filed and not furnished.

(c)                                  The description of the Registrant’s Common Stock included under the caption “Description of Securities” in the Prospectus forming a part of Amendment No. 3 to the Registrant’s Registration Statement on Form SB-2, filed with the SEC on December 5, 1996 (File No. 333-5594-LA), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of the Registrant’s Registration Statement on Form 8-A/A, filed pursuant to Section 12 of the Exchange Act, on December 10, 1996 (File No. 001-14556), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

The Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of a corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person.

The DGCL also authorizes a corporation to indemnify any person who was or is a party, or was or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The corporation may only indemnify an officer, director, employee or agent if:

(i) the indemnified person acted in good faith and in a manner reasonably believed by the person to be in, or not opposed to, the best interests of the corporation; and

(ii) in the case of a criminal proceeding, the indemnified person had no reasonable cause to believe his or her conduct was unlawful.

No indemnification may be made if it is determined that the individual did not meet the above listed standards.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders

Where a present or former officer or director of the corporation defends a matter successfully, indemnification for reasonable expenses is mandatory. Officers’ and directors’ expenses may be paid in advance of final disposition if the person agrees to repay the advances if he or she is later determined not to be entitled to indemnification.

To the fullest extent permitted by applicable law, a corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the company (and any other persons to which DGCL permits the company to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable DGCL (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

The Registrant’s certificate of incorporation provides that no director shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director, except to the extent (i) for any breach of such director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit.

In addition, the Registrant’s by-laws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Registrant) by reason of the fact that that person is or was the Registrant’s director or officer, or is or was the Registrant’s director or officer serving at the Registrant’s request as a director or officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by that person in connection with the action, suit, or proceeding if that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the Registrant’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that person’s conduct was unlawful.

With respect to actions, suits or proceedings by or in the right of the Registrant, the Registrant’s by-laws provide that it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that that person is or was the Registrant’s director or officer, or is or was the Registrant’s director or officer serving at the Registrant’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection with the defense or settlement of the action or suit if that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the Registrant’s best interests; except that no indemnification shall be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for those expenses which the Court of Chancery or such other court shall deem proper.

The Registrant shall only indemnify an officer or director (unless ordered by a court) to the extent authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because the person has met the applicable standard of conduct described above. This determination shall be made by (i) a majority vote of the directors who are not parties to the action, suit, or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that one of the Registrant’s directors or officers has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above, or in defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith, without the necessity of authorization in the specific case. If the Registrant does not authorize the indemnification of an officer or director in a specific case, that officer or director may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under the Registrant’s by-laws. The basis of such indemnification by a court shall be a determination by the court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth above. Neither the Registrant’s contrary determination in the specific case nor the absence of any determination shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

The Registrant’s by-laws further provide that the Registrant shall pay in advance of final disposition expenses incurred by a director or officer in defending any civil, criminal, administrative, or investigative action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the advanced amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Registrant.

The rights to indemnification and advancement of expenses described above shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding such office, it being the Registrant’s policy to indemnify the persons described above to the fullest extent permitted by law. The Registrant is not, however, obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by that person unless the proceeding (or part thereof) was authorized or consented to by the Registrant’s board of directors, except in the case of director or officer applications to a court for indemnification as described above.

The Registrant may purchase and maintain insurance on behalf of any person who is or was the Registrant’s director or officer, or is or was the Registrant’s director or officer serving at the Registrant’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the Registrant would have the power or the obligation to indemnify the person against such liability under the Registrant’s by-laws.

The Registrant may also, to the extent authorized from time to time by its board of directors, provide rights to indemnification and to the advancement of expenses to its employees and agents similar to those conferred to its directors and officers as described above.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit No.	Exhibit Description

4.1

Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on February 23, 1995 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 26, 2006).

4.2

Certificate of Amendment to the Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on March 3, 1995 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 26, 2006).

4.3

Certificate of Amendment to the Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on October 7, 1999 (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on May 26, 2006).

4.4

Certificate of Amendment to the Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on May 25, 2006 (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed on May 26, 2006).

4.5

Certificate of Amendment to the Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on May 20, 2010 (incorporated by reference to Exhibit to 3.6 to the Registrant’s Current Report on Form 8-K filed on May 24, 2010).

4.6	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 26, 2016).

4.7

Specimen Certificate for shares of Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form SB-2, Registration No. 333-5594-LA filed on November 12, 1996).

5.1*	Opinion of DLA Piper LLP (US).

23.1*	Consent of Moss Adams LLP, independent registered public accounting firm.

23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page).

99.1

Inventure Foods, Inc. 2015 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Schedule 14A in connection with the Registrant’s 2015 Annual Meeting of Shareholders, filed with the SEC on April 21, 2015).

* Filed herewith.

Item 9.         Undertakings.

(a)         The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 10, 2016.

INVENTURE FOODS, INC.

By:	/s/ Terry McDaniel
Terry McDaniel
Chief Executive Officer

POWER OF ATTORNEY

The officers and directors of Inventure Foods, Inc. whose signatures appear below hereby constitute and appoint Terry McDaniel and Steve Weinberger, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this Registration Statement on Form S-8, and any amendment or amendments hereto, and each of the undersigned does hereby ratify and confirm all that each attorney and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
Chief Executive Officer and Director
/s/ Terry McDaniel	(Principal Executive Officer)	March 10, 2016
Terry McDaniel

Chief Financial Officer, Secretary & Treasurer
/s/ Steve Weinberger	(Principal Financial and Accounting Officer)	March 10, 2016
Steve Weinberger

/s/ David L. Meyers	Chairman and Director	March 10, 2016
David L. Meyers

/s/ Ashton D. Asensio	Director	March 10, 2016
Ashton D. Asensio

/s/ Macon Bryce Edmonson	Director	March 10, 2016
Macon Bryce Edmonson

/s/ Paul J. Lapadat	Director	March 10, 2016
Paul J. Lapadat

/s/ Harold Edwards	Director	March 10, 2016
Harold Edwards

/s/ Timothy Cole	Director	March 10, 2016
Timothy Cole

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1

Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on February 23, 1995 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 26, 2006).

4.2

Certificate of Amendment to the Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on March 3, 1995 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 26, 2006).

4.3

Certificate of Amendment to the Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on October 7, 1999 (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on May 26, 2006).

4.4

Certificate of Amendment to the Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on May 25, 2006 (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed on May 26, 2006).

4.5

Certificate of Amendment to the Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on May 20, 2010 (incorporated by reference to Exhibit to 3.6 to the Registrant’s Current Report on Form 8-K filed on May 24, 2010).

4.6	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 26, 2016).

4.7

Specimen Certificate for shares of Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form SB-2, Registration No. 333-5594-LA filed on November 12, 1996).

5.1*	Opinion of DLA Piper LLP (US).

23.1*	Consent of Moss Adams LLP, independent registered public accounting firm.

23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page).

99.1

Inventure Foods, Inc. 2015 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Schedule 14A in connection with the Registrant’s 2015 Annual Meeting of Shareholders, filed with the SEC on April 21, 2015).

* Filed herewith.